Exhibit 4.12

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 15, 2006

To the Indenture dated as of March 15, 2006

by and among

ALLIANT TECHSYSTEMS INC.,
as Issuer

THE SUBSIDIARY GUARANTORS LISTED ON
SCHEDULE I HERETO

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

6¾% Senior Subordinated Notes due 2016

TABLE OF CONTENTS

		Page

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE		1

Section 1.01.	Provisions of the Base Indenture	1
Section 1.02.	Certain Terms Defined	2
Section 1.03.	Incorporation by Reference of Trust Indenture Act	22
Section 1.04.	Rules of Construction	22

ARTICLE 2 THE NOTES		23

Section 2.01.	Designation and Principal Amount	23
Section 2.02.	Forms Generally	23
Section 2.03.	Notes in Global Form	34
Section 2.04.	Certain Sections of Base Indenture Not Applicable	34

ARTICLE 3 AMENDMENTS TO THE BASE INDENTURE		34

Section 3.01.	Provisions Applicable Only to the Notes	34
Section 3.02.	Amendment of Article 2 of the Base Indenture	34
Section 3.03.	Amendment of Article 3 of the Base Indenture	34
Section 3.04.	Amendment and Restatement of Section 5.01 of the Base Indenture. Section 5.01 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 3.01 hereof and, with respect to the Notes only, to read as follows:	52
Section 3.05.	Amendment and Restatement of Article 8 of the Base Indenture	55
Section 3.06.	Amendment and Restatement of Article 9 of the Base Indenture	58
Section 3.07.	Amendment of Article 10 of the Base Indenture	60
Section 3.08.	Amendment and Restatement of Article 13 of the Base Indenture	62
Section 3.09.	Amendment of Article 14 of the Base Indenture	66

ARTICLE 4 SUBSIDIARY GUARANTEES		68

Section 4.01.	Subsidiary Guarantees	68
Section 4.02.	Limitation on Liability	70
Section 4.03.	Successors and Assigns	71
Section 4.04.	No Waiver	71
Section 4.05.	Modification	71
Section 4.06.	Execution of Supplemental Indenture for Future Subsidiary Guarantors	71
Section 4.07.	Non-Impairment	72

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FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”) dated as of March 15, 2006, by and among ALLIANT TECHSYSTEMS INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”), to the Indenture, dated as of March 15, 2006, by and between the Company and the Trustee (the “Base Indenture”).

RECITALS

Whereas, the Base Indenture provides for the issuance from time to time thereunder, in series, of Securities of the Company, and Section 2.03 of the Base Indenture provides for the establishment of the form or terms of Securities issued thereunder through one or more supplemental indentures;

Whereas, the Company and the Subsidiary Guarantors desire by the First Supplemental Indenture to create a new series of Securities to be issuable under the Base Indenture, as supplemented by the First Supplemental Indenture, and to be known as the Company’s 6¾% Senior Subordinated Notes due 2016 (the “Notes”), the terms and provisions of which are to be as specified in the First Supplemental Indenture;

Whereas, the Company and the Subsidiary Guarantors have duly authorized the execution and delivery of the First Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes, the full and unconditional guarantee of the Notes by the Subsidiary Guarantors, and additional covenants for the benefit of the Holders of the Notes and the Trustee; and

Whereas, all things necessary to make the First Supplemental Indenture a valid and binding legal obligation of the Company and the Guarantors according to its terms have been done.

Now, therefore, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Base Indenture, the form of the Notes and the terms, provisions and conditions thereof, the Company and the Guarantors covenant and agree with the Trustee:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Provisions of the Base Indenture. Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture, as amended and supplemented by the First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and the First Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes.

Section 1.02.          Certain Terms Defined.  For all purposes of the Base Indenture and the First Supplemental Indenture relating to the Notes, created hereby, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article 1 have the meanings assigned to them in this Article 1, (ii) any term that is defined in both the Base Indenture and the First Supplemental Indenture shall have the meaning assigned to such term in the First Supplemental Indenture and (iii) any capitalized term that is used in the First Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture.

“Additional Assets” means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business; (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (b) or (c) above is primarily engaged in a Permitted Business.

“Additional Notes” is defined in Section 2.01 of this First Supplemental Indenture.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 3.09 and 3.10 only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Affiliate Transaction” has the meaning specified in Section 3.10(a).

“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at April 1, 2011 (such redemption price being described in paragraph 5(a) of the form of reverse of Note described in Section 2.02(b) of the First Supplemental Indenture) plus (2) all remaining required interest payments due on such Note through April 1, 2011 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(a)           any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

(b)           all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or

(c)           any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than,

(i)            any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

(ii)           for purposes of Section 3.09 only, a disposition subject to (and permitted by) Section 3.07,

(iii)          a disposition of assets with a Fair Market Value of less than $25,000,000,

(iv)          any disposition of surplus, discontinued or worn-out equipment or other immaterial assets no longer used in the on-going business of the Company and its Restricted Subsidiaries,

(v)           (1) any disposition of cash or Temporary Cash Investments or readily marketable securities or (2) any disposition resulting from the liquidation or dissolution of any Restricted Subsidiary to the extent made ratably in accordance with the relative equity interests held by, or capital accounts of, the owners thereof, and

(vi)          any transaction that constitutes a Permitted Investment.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing: (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

“Base Indenture” has the meaning specified in the preamble.

“Blockage Notice” has the meaning specified in Section 13.03.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

“Business Day” means each day, which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Change of Control” means the occurrence of any of the following events:

(a)           any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (a), a person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the “parent entity”), if such person is the beneficial owner (as defined in this clause (a)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the parent entity);

(b)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

(c)           the adoption of a plan relating to the liquidation or dissolution of the Company; or

(d)           the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the sale of all or substantially all the assets of the Company to another Person and, in the case of any such merger, consolidation or sale, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

“Change of Control Offer” has the meaning specified in Section 3.11(b).

“Closing Date” means March 15, 2006.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means with respect to any Person any contract designed to protect the Company or any Restricted Subsidiary against fluctuations in commodity prices.

“Company” means the Person identified as the “Company” in the preamble until a successor corporation shall have become such pursuant to the applicable provisions hereof, and thereafter “Company” shall mean such successor corporation.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (1) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are then publicly available to (2) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination, other than Indebtedness Incurred under any revolving credit facility or similar arrangement to finance seasonal fluctuations in working capital needs, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; provided, however, that with respect to Indebtedness Incurred pursuant to a revolving credit or similar arrangement referred to above, calculations shall be made using the average daily balance of such Indebtedness for such period unless such Indebtedness is projected, in the reasonable judgment of senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of Incurrence of such Indebtedness, in which case such calculations shall be made on a pro forma basis as if such

Indebtedness had been Incurred on the first day of such period, (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility or similar arrangement to finance seasonal fluctuations in working capital needs, unless such Indebtedness has been permanently repaid and the related commitment has been terminated and not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If the interest on any such Indebtedness may be determined based on rates chosen by the Company, pro forma interest expense may be determined based on such optional rate chosen as the Company may designate.

“Consolidated EBITDA” for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:  (a) income tax expense of the Company and its Consolidated Restricted Subsidiaries accrued in accordance with GAAP, (b) Consolidated Interest Expense, (c) depreciation expense of the Company and its Consolidated Restricted Subsidiaries, (d) amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), and (e) all other non-cash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all nonrecurring non-cash gains of the Company and its Restricted Subsidiaries in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication (a) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (b) amortization of debt discount and debt issuance costs, (c) capitalized interest, (d) non-cash interest expense, (e) commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing, (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary; (g) net costs associated with Hedging Obligations (including amortization of fees), (h) all dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company (other than dividends payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary), (i) interest Incurred in connection with investments in discontinued operations, and (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

(a)           any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (i) subject to the limitations contained in clause (d) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(b)           except as contemplated by the definition of Consolidated Coverage Ratio, any net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary of the Company for any period prior to the date of such acquisition;

(c)           any net income (or loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (i) subject to the limitations contained in clause (d) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period (or after such period and prior to the applicable calculation date) to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(d)           any after-tax gain or loss realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any after-tax gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(e)           any extraordinary after-tax gain or loss;

(f)            any nonrecurring non-cash charges relating to a restructuring program approved by the Board of Directors;

(g)           any fees and expenses, or any amortization or writeoff thereof, incurred in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction (including the refinancing of the Company’s 8½% Senior Subordinated Notes due 2011 with the proceeds of the Notes and the termination of existing Interest Rate Agreements in connection therewith) or amendment or other modification of any debt instrument; and any charges incurred as a result of any such transaction;

(h)           non-cash charges related to the issuance of stock options or restricted stock or other non-cash stock-based compensation expense; and

(i)            the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of Section 3.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clause 3(E) of Section 3.07(a).

“Consolidated Tangible Assets” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom to the extent otherwise included, the amounts of:  (a) minority interests in Consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (b) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (c) treasury stock; (d) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and (e) Investments in, and assets of, Unrestricted Subsidiaries.

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Corporate Trust Office” means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 2 North LaSalle Street, Suite 1020 Chicago, IL 60602 Attn: Corporate Trust Administration.

“Credit Agreement” means the Credit Agreement dated March 31, 2004 among the Company, as borrower, Bank of America, N.A. (“BOA”), as Administrative Agent, the lenders party thereto, Credit Lyonnais New York Branch, as Syndication Agent, The Bank of New York, U.S. Bank National Association (“US Bank”), and National City Bank, as Co-Documentation Agents, Banc of America Securities LLC and Credit Lyonnais New York Branch, as Joint Lead Arrangers, and Banc of America Securities LLC, as Sole Bookrunning

Manager, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of May 5, 2005 among the Company, the lenders party thereto, BOA as swing line lender, Bank of America, Calyon New York Branch (f/k/a Credit Lyonnais New York Branch), US Bank and JPMorgan Chase Bank, N.A., as L/C Issuers, and BOA as administrative agent, and as may be amended, restated, supplemented, waived, replaced, whether or not upon termination, and whether with the original lenders or otherwise, refinanced, restructured or otherwise modified from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“defaulted interest” has the meaning specified in Section 2.07.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation.

“Description of Notes” means the section entitled “Description of Notes” in the Company’s final prospectus supplement, dated March 6, 2006 and filed with the Commission on March 8, 2006, relating to the Notes.

“Designated Senior Indebtedness” of the Company means (a) the Bank Indebtedness and (b) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of this Indenture. “Designated Senior Indebtedness” of a Subsidiary Guarantor has a correlative meaning.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:  (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock, excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable, or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and (c) on or prior to 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 3.09 and 3.11.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Event of Default” has the meaning specified in Section 5.01 of Indenture.

“Fair Market Value” means, with respect to any asset or property, the price, which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. The Fair Market Value of property or assets other than cash which involves (a) an aggregate amount in excess of $20,000,000, shall be set forth in a resolution approved by at least a majority of the Board of Directors and (b) an aggregate amount in excess of $40,000,000, shall have been determined in writing by a nationally recognized appraisal or investment banking firm, provided that (i) this sentence shall not apply to the definitions of “Asset Disposition,” “Permitted Investments” and “Indebtedness,” and (ii) except in the case of a disposition to an Affiliate of the Company, clause (b) of this sentence shall not apply to Section 3.09(a)(i).

“First Supplemental Indenture” has the meaning set forth in the preamble.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia unless it Guarantees Indebtedness of the Company.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Securities Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee Blockage Notice” has the meaning specified in Section 5.03 of the First Supplemental Indenture.

“Guarantee Blockage Period” has the meaning specified in Section 5.03 of the First Supplemental Indenture.

“Guaranteed Obligations” has the meaning specified in Section 4.01(a) of this First Supplemental Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder”, “Holder of Notes”, “Registered Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(a)           the principal in respect of indebtedness of such Person for borrowed money;

(b)           the principal in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)           all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

(d)           all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(e)           all Capitalized Lease Obligations and all Attributable Debt of such Person;

(f)            the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(g)           all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

(h)           Hedging Obligations of such Person; and

(i)            all obligations of the type referred to in clauses (a) through (h) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Indenture” means the Base Indenture as originally executed and as supplemented by the First Supplemental Indenture, or as it may from time to time be amended or supplemented as herein provided, as so amended or supplemented or both.

“interest payment date” has the meaning specified in Section 2.01 of the First Supplemental Indenture.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment” by a specified Person in any other Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such other Person. For purposes of the definition of

“Unrestricted Subsidiary” and Section 3.07, (a) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer; and (c) if the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” has the meaning specified in the definition of “Temporary Cash Investments.”

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (d) payments of unassumed liabilities relating to the assets sold at the time of, or within 60 days after, the date of such sale to the extent required by any agreement or contract relating to such liabilities and (e) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Note” or “Notes” has the meaning stated in the second recital of this Indenture and includes any Notes authenticated and delivered under this Indenture, including any Additional Notes.

“Offer” has the meaning specified in Section 3.09(b).

“Offer Amount” has the meaning specified in Section 3.09(c).

“Offer Period” has the meaning specified in Section 3.09(c).

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company or of a Subsidiary Guarantor, as appropriate.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor or the Trustee.

“Outstanding”, when used with reference to the Notes as of any particular time, subject to the provisions of Section 7.04 of the Indenture, means all such Notes authenticated and delivered under this Indenture, except:

(a)           Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)           Notes, or portions thereof, for the payment or redemption of which the necessary funds in the required currency shall have been deposited in trust with the Trustee or with any Paying Agent other than the Company, or shall have been set aside, segregated and held in trust by the Company for the holders of such Notes if the Company shall act as its own Paying Agent, provided that if such securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c)           Notes in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.09 of the Indenture, except with respect to any such Note as to which proof satisfactory to the Trustee and the Company is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Company; and

(d)           Notes with respect to which the Company has effected defeasance as provided in Article 10.

“Paying Agent” means any Person, which may include the Company or any of its domestically incorporated Restricted Subsidiaries, authorized by the Company to pay the principal of or interest, if any, on any Note on behalf of the Company.

“pay its Guarantee” has the meaning specified in Section 5.03 of the First Supplemental Indenture.

“Payment Blockage Period” has the meaning specified in Section 13.03 of the First Supplemental Indenture.

“Permitted Business” means the business engaged in by the Company and its Subsidiaries on the Closing Date and any Related Business.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in (a) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Permitted Business; (c) Temporary Cash Investments; (d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) relocation and other loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary and not exceeding $5,000,000 in the aggregate outstanding at any one time; (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (h) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition (without regard to clause (iii) or (iv) of the definition thereof) that was made pursuant to and in compliance with Section 3.09; (i) lease, utility and other similar deposits in the ordinary course of business; (j) Investments to the extent paid for in Capital Stock (other than Disqualified Stock) of the Company; (k) Investments acquired by the Company or a Restricted Subsidiary as a result of a foreclosure by, or other transfer of title to, the Company or a Restricted Subsidiary with respect to a secured Investment; (l) Investments, in joint ventures and other business entities (in each case that are not Subsidiaries of the Company) that are engaged in a Permitted Business, having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (l) that are at the time outstanding not to exceed $25,000,000; (m) Investments, in any Person, having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (m) that are at the time outstanding not to exceed the greater of (x) $100,000,000 and (y) 5.0% of Consolidated Tangible Assets; and (n) Investments by ATK Insurance Company or any other captive insurance Restricted Subsidiary, in the ordinary course of business, of a nature and type described under Temporary Cash Investments, provided that the maturity of such Investments from the date of acquisition does not exceed 5 years.

“Permitted Securities” means, with respect to any Asset Disposition, Voting Stock of a Person primarily engaged in a Permitted Business, provided that after giving effect to the Asset Disposition such Person shall become a Restricted Subsidiary.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Purchase Date” has the meaning specified in Section 3.09(c).

“Purchase Money Indebtedness” means Indebtedness (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including cost of construction, additions and improvements; provided, however, that such Indebtedness is incurred within 180 days after the acquisition (or completion of construction or improvement) by the Company or such Restricted Subsidiary of such asset.

“Qualified Equity Offering” means an offering for cash by the Company of its common stock.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance any Indebtedness of the Company or any Restricted Subsidiary Incurred in compliance with this Indenture; provided, however, that (a) the Refinancing Indebtedness has a Stated Maturity no

earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish the Refinancing and such reasonable expenses incurred in connection therewith) and (d) (1) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or any Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee at least to the same extent as the Indebtedness being Refinanced and (2) if the Indebtedness being Refinanced is pari passu in right of payment with the Notes or any Subsidiary Guarantee, such Refinancing Indebtedness is pari passu with or subordinated in right of payment to the Notes or such Subsidiary Guarantee; provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company, or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Registrar” means any Person, which may include the Company or any of its domestically incorporated Restricted Subsidiaries, authorized by the Company to register Notes and register transfers and exchanges of Notes as herein provided.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” has the meaning specified in the definition of “Temporary Cash Investments.”

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien. “Secured Indebtedness” of a Subsidiary Guarantor has a correlative meaning.

“Securities Custodian” means the custodian with respect to a Depository Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Senior Indebtedness” of the Company or any Subsidiary Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Subsidiary Guarantor, as applicable, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) and fees and other amounts (including expenses, reimbursement obligations under letters of credit and indemnities) owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Subsidiary Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, as applicable; provided, however, that Senior Indebtedness of the Company or any Subsidiary Guarantor shall not include (a) any obligation of the Company to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (b) any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary Guarantor, as applicable, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) and any amounts owed for compensation to employees, (d) any Indebtedness or obligation of the Company or such Subsidiary Guarantor, as applicable, and any accrued and unpaid interest in respect thereof that by its terms is subordinate or junior in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Company or such Subsidiary Guarantor, as applicable, (e) any obligations with respect to the Company’s 3.00% Convertible Senior Subordinated Notes due 2024, the Company’s 2.75% Convertible Senior Subordinated Notes due 2024 and the Company’s 8½% Senior Subordinated Notes due 2011 and any Subsidiary Guarantor’s guarantee thereof, (f) any obligations with respect to any Capital Stock, or (g) any Indebtedness Incurred in violation of this Indenture. For purposes of clause (d) above, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect of such other Indebtedness of the Company or any Subsidiary Guarantor or by virtue of the fact that the holders of any Secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over other holders in the collateral held by them.

“Senior Subordinated Indebtedness” of the Company means the Notes, the Company’s 3.00% Convertible Senior Subordinated Notes due 2024, the Company’s 2.75% Convertible Senior Subordinated Notes due 2024, the Company’s 8½% Senior Subordinated Notes due 2011 and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. “Senior Subordinated Indebtedness” of a Subsidiary Guarantor has a correlative meaning.

“Series” or “Series of Securities” means all Securities of a similar tenor authorized by a particular resolution of the Board of Directors or in one or more indentures supplemental hereto.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Stated Maturity Date” has the meaning specified in Section 2.01 of the First Supplemental Indenture.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement. “Subordinated Obligation” of a Subsidiary Guarantor has a correlative meaning.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Restricted Subsidiary of the Company pursuant to the terms of this Indenture.

“Subsidiary Guarantor” means any Restricted Subsidiary that has issued a Subsidiary Guarantee, including the Subsidiary Guarantors defined in the preamble to the First Supplemental Indenture, and its successors and assigns until released from its obligations under its Subsidiary Guarantee in accordance with the terms of the Indenture. The initial Subsidiary Guarantors are defined in the preamble to the First Supplemental Indenture.

“Successor Company” has the meaning specified in Section 9.01(a).

“Successor Guarantor” has the meaning specified in Section 9.02(b).

“Temporary Cash Investments” means any of the following:  (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $100,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated “A”

(or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (c) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. (“Moody’s”) or “A-1” (or higher) according to Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”), and (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s.

“TIA” or “Trust Indenture Act of 1939” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on March 15, 2006.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to April 1, 2011; provided, however, that if the then remaining term of the Notes to April 1, 2011 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to April 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not either a Subsidiary of the Subsidiary to be so designated or an Unrestricted Subsidiary; provided, however, that either (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 3.07. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (a) the Company could Incur $1.00 of additional Indebtedness under Section 3.06(a), or the Company would have a Consolidated Coverage Ratio equal to or greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction and (b) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.03.          Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“indenture securities” means the Notes and the Subsidiary Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

Section 1.04.          Rules of Construction. Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           “including” means including without limitation;

(e)           words in the singular include the plural and words in the plural include the singular;

(f)            unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g)           the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(h)           all Section and similar references are to the Base Indenture, as amended and supplemented by the First Supplemental Indenture, unless otherwise specified.

ARTICLE 2
THE NOTES

Section 2.01.          Designation and Principal Amount. There is hereby authorized and established a new series of Securities designated the “6¾% Senior Subordinated Notes due 2016.”  The Notes will initially be limited to an aggregate principal amount of $400,000,000 (which amount does not include Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 2.08, 2.09, 8.05 and 11.03 of the Base Indenture). The Notes will initially be issued at a price equal to 100% of face amount. The principal of the Notes shall be due and payable at the Stated Maturity Date. Subject to Section 3.06, the Company may, from time to time and without the consent of the Holders, issue additional Notes on terms and conditions identical to those of the Notes (the “Additional Notes”), which Additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes. The Notes initially issued hereunder and any such Additional Notes shall vote on all matters, and otherwise be treated as, a single class for all purposes under the Indenture. The Stated Maturity of the Notes shall be on April 1, 2016 (the “Stated Maturity Date”). The Notes shall be unsecured and shall bear interest at the rate of 6.75% per annum, from March 15, 2006 or from the most recent interest payment date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable semi-annually on April 1 and October 1, commencing October 1, 2006 (each, an “interest payment date”), until the principal thereof is paid or made available for payment. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 2.02.          Forms Generally. The Notes shall be in substantially the forms set forth in this Section 2.02, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

(a)           Form of Face of Note. The face of the Note shall be in substantially the following form:

“[DEPOSITORY SECURITIES LEGEND: THIS NOTE IS A DEPOSITORY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF, THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE WILL BE A DEPOSITORY SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.](1)

ALLIANT TECHSYSTEMS INC.

No.	$

6 ¾% Senior Subordinated Note due 2016

CUSIP No.

ISIN No.

ALLIANT TECHSYSTEMS INC., a Delaware corporation, promises to pay to                                 , the principal sum of                      on April 1, 2016.

Interest Rate: 6.750%

Interest Payment Dates:  April 1 and October 1.

Record Dates:  March 15 and September 15.

Additional provisions of this Note are set forth on the other side of this Note.

(1) Include only in Notes that are in the form of Depository Securities.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ALLIANT TECHSYSTEMS INC.

by
Name:
Title:

by
Name:
Title:

Dated:

This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

by
Authorized Signatory”

(b)           Form of Reverse of Note. The reverse of the Note shall be in substantially the following form:

“REVERSE OF SECURITY

6 ¾% Senior Subordinated Note due 2016

1.                                       Interest

ALLIANT TECHSYSTEMS INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on April 1 and October 1 of each year, commencing October 1, 2006.

Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 15, 2006 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.                                       Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Depository Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof.

3.                                       Paying Agent and Registrar

Initially, THE BANK OF NEW YORK TRUST COMPANY, N.A., a United States banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Restricted Subsidiaries may act as Paying Agent or Registrar.

4.                                       Indenture

The Company issued the Notes under an Indenture dated as of March 15, 2006 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of March 15, 2006 (the “First Supplemental Indenture”, as amended and supplemented by the First Supplemental Indenture, being referred to herein as the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Notes are senior subordinated unsecured obligations of the Company limited initially to $400,000,000 aggregate principal amount, which amount may be increased at the option of the Company if it determines to reopen the Series of Securities of which this Note is a part and sell additional Securities (subject to Section 2.01 of the First Supplemental Indenture). The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make Asset Dispositions. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.                                       Optional Redemption

(a)           Except as set forth in the following paragraph, the Notes shall not be redeemable at the option of the Company prior to April 1, 2011. Thereafter, the Notes shall be redeemable at the option of the Company, in whole or in part, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

YEAR	REDEMPTION PRICE
2011	103.375%
2012	102.250%
2013	101.125%
2014 and thereafter	100.000%

(b)           In addition, prior to April 1, 2009, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Qualified Equity Offerings by the Company, at a redemption price equal to 106.750% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that, after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Notes)

remains outstanding. Any such redemption shall be made within 90 days of such Qualified Equity Offering and otherwise in accordance with the procedures set forth in the Indenture.

(c)           At any time prior to April 1, 2011, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to the date of redemption.

6.                                       Sinking Fund

The Notes are not subject to any sinking fund.

7.                                       Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes may be redeemed in part in whole multiples or $1,000 or any whole multiple of $1,000. If notice of redemption has been given, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to said date) interest on the Notes or portions of Notes so called for redemption shall cease to accrue.

8.                                       Repurchase of Notes at the Option of Holders Upon Change of Control and Asset Dispositions

Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture; provided, however, the Company shall not be obligated to purchase the Notes upon a Change of Control in the event that it has optionally redeemed all the Notes.

In accordance with Section 3.09 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events.

9.                                       Subordination

The Notes and Subsidiary Guarantees are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes and Subsidiary Guarantees may be paid. The

Company and each Subsidiary Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.                                 Denominations; Transfer; Exchange

The Notes are in fully registered form, without coupons, in denominations of $1,000 and any whole multiple of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any outstanding Notes selected for redemption or purchase or to transfer or exchange any outstanding Notes for a period of 15 days prior to the mailing of a notice of redemption or purchase of Notes to be redeemed or purchased or within 15 days of an interest payment date.

11.                                 Persons Deemed Owners

The registered Holder of this Note will be treated as the owner of it for all purposes.

12.                                 Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13.                                 Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended with the written consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture to (i) convey, transfer, assign, mortgage or pledge any property or assets to the Trustee as security for the Notes; (ii) evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or any Subsidiary Guarantor under the Indenture; (iii) add to the covenants of the Company and the Subsidiary Guarantors such further covenants, restrictions, conditions or provisions for the protection of the Holders of the Notes; (iv) cure any ambiguity or correct or supplement any provision contained in the Indenture that may be defective or inconsistent with any other provision contained in the Indenture, or make such other provisions in regard to matters or questions arising under the Indenture as the Board of Directors may deem necessary or desirable and that shall not materially and adversely affect the interests of the Holders of the Notes; (v) evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Notes and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than the one trustee pursuant to the requirements of the Indenture; (vi) provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (vii) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor (or any Representative thereof) under such subordination provisions; (viii) add additional Guarantees with respect to the Notes and release any Subsidiary Guarantor in accordance with the provision of the Indenture; (ix) provide for the issuance of Additional Notes; (x) conform the text of the Indenture or the Notes to any provision of Description of Notes; or (xi) comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA.

15.                                 Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. However, if any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receives notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time. If an Event of Default relating to specified events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

No Holder of any Note shall have any right, by virtue or by availing of any provision of the Indenture, to institute any action or proceeding at law or in equity or in bankruptcy or otherwise with respect to the Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the Indenture, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof and the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee under the Indenture and shall have offered to the Trustee security or indemnity reasonably satisfactory to it as it may require, against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by Holders of a majority in principal amount of the Notes then Outstanding. No one or more Holders of Notes shall have any right in any manner whatever, by virtue or by availing of any provision of the Indenture, to affect, disturb or prejudice the rights of any other such Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal, ratable and common benefit of all Holders of the Notes.

16.                                 Trustee Dealings With the Company

Subject to certain limitations imposed by the TIA, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.                                 No Recourse Against Others

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Note shall be had against any incorporator as such or against any past, present or future shareholder, employee, officer or director of the Company, any Subsidiary Guarantor or of any successor, either directly or through the Company, any Subsidiary Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

18.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) signs (manually or by facsimile) the certificate of authentication on the other side of this Note.

19.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.                                 Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21.                                 CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

THE COMPANY WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                               agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 3.09 (ASSET DISPOSITION) OR 3.11 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

ASSET DISPOSITION ☐ CHANGE OF CONTROL ☐

IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE PURCHASED BY THE COMPANY PURSUANT TO SECTION 3.09 OR 3.11 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$

Date:	Your Signature:

(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE NOTE)

SIGNATURE GUARANTEE:

SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

SCHEDULE OF EXCHANGES OF NOTES(1)

The following exchanges of a part of this Depository Security for certificated Securities or a part of another Depository Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Depository Security	Amount of increase in principal amount of this Depository Security	Principal amount of this Depository Security following such decrease (or increase)	Signature of authorized officer of Trustee

(1) For Global Securities

Section 2.03.          Notes in Global Form. The Notes shall be issued initially in permanent global form as Depository Securities. The Notes will be deposited on behalf of the purchasers of the Notes with the Securities Custodian and registered in the name of Cede & Co.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Depository Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Depository Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Depository Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary nor impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Depository Security.

Section 2.04.          Certain Sections of Base Indenture Not Applicable. The provisions of Sections 7.05, 11.07, 14.11 and 14.12 and of Article 12 of the Base Indenture shall not apply to the Notes.

ARTICLE 3
AMENDMENTS TO THE BASE INDENTURE

Section 3.01.          Provisions Applicable Only to the Notes. The provisions contained in the First Supplemental Indenture shall apply to the Notes only and not to any other series of Security issued under the Base Indenture and any covenants provided herein are expressly being included solely for the benefit of the Notes and not for the benefit of any other series of Securities issued under the Base Indenture. These amendments shall be effective for so long as there remain any Notes Outstanding.

Section 3.02.          Amendment of Article 2 of the Base Indenture. Article 2 of the Base Indenture is hereby amended, subject to Section 3.01 hereof and, with respect to the Notes only, to delete the fifth paragraph of Section 2.07, including clauses (a) and (b) thereof, in its entirety and to replace it with the following:

If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) (“defaulted interest”) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 3.03.          Amendment of Article 3 of the Base Indenture. Article 3 of the Base Indenture is hereby amended, subject to Section 3.01 hereof and, with respect to the Notes only, to delete Section 3.05 in its entirety and replace it with the following:

“SECTION 3.05     Intentionally Omitted.

SECTION 3.06       Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto and to the application of the net proceeds therefrom the Consolidated Coverage Ratio would be greater than 2.0 to 1.0.

(b)           Notwithstanding Section 3.06(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(i)            Indebtedness under Credit Facilities in an aggregate principal amount not to exceed $700,000,000, less the aggregate amount of all Net Available Cash from Asset Dispositions applied by the Company or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to Section 3.09.

(ii)           Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to all obligations with respect to the Notes and (3) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee;

(iii)          Indebtedness (1) represented by the Notes (not including any Additional Notes issued under Section 2.01 of the First Supplemental Indenture) and the Subsidiary Guarantees or (2) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above);

(iv)          the Incurrence by the Company or any Restricted Subsidiary of the Company of Refinancing Indebtedness in exchange for, or the net proceeds of which are used to Refinance Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under Section 3.06(a) or Sections 3.06(b)(iii), (iv), (vi) or (xii);

(v)           Indebtedness (1) in respect of workers’ compensation claims, self-insurance obligations, performance bonds, bankers’

acceptances, letters of credit, surety or appeal bonds, completion guarantees or similar arrangements provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (2) under Hedging Obligations entered into for bona fide hedging purposes of the Company and its Restricted Subsidiaries in the ordinary course of business and not for speculation;

(vi)          Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount at any time outstanding, including any Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred pursuant to this clause (vi), not to exceed of the greater of (1) $100,000,000 and (2) 5% of Consolidated Tangible Assets;

(vii)         Indebtedness of the Company or any of its Restricted Subsidiaries arising from (1) agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees, letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries, in each case incurred or assumed in connection with the disposition of any business or assets, other than Guarantees of Indebtedness by, or other credit support provided by, the Company or any of its Restricted Subsidiaries in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, such transaction; provided that the maximum aggregate liability in respect of all such Indebtedness permitted by this clause (vii) shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries from the sale of such business or assets; and (2) agreements providing for indemnification, adjustment of purchase price or earnout or similar obligations, in each case incurred or assumed in connection with the acquisition of any business or assets;

(viii)        Indebtedness consisting of Guarantees by the Company or any Subsidiary Guarantor of Senior Indebtedness of the Company or any Restricted Subsidiary otherwise permitted under this Section 3.06;

(ix)           Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(x)            Indebtedness of the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(xi)           Indebtedness of the Company (and Guarantees thereof by any Subsidiary Guarantor) to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes; and

(xii)          Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 3.06(a) or any other clause of this Section 3.06(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (xii) and then outstanding, will not exceed $100,000,000.

(c)           Notwithstanding any other provision of this Section 3.06, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 3.06 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding amount of any particular Indebtedness Incurred pursuant to this Section 3.06;

(i)            Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to Section 3.06(b)(i) above,

(ii)           Indebtedness permitted by this Section 3.06 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 3.06 permitting such Indebtedness, and

(iii)          in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 3.06, the Company, in its sole discretion, shall classify (and, except as provided in Section 3.06(c)(i), may later reclassify) such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

SECTION 3.07       Limitation on Restricted Payments.

(a)           The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

(i)            declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and

(y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis or on a basis more favorable to the Company and its Restricted Subsidiaries than pro rata),

(ii)           purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary,

(iii)          purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or

(iv)          make any Investment (other than a Permitted Investment) in any Person

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, other acquisition or Investment being herein referred to as a “Restricted Payment”) if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1)           a Default shall have occurred and be continuing (or would result therefrom);

(2)           the Company could not Incur at least $1.00 of additional Indebtedness under Section 3.06(a); or

(3)           the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to April 1, 2001 (other than Restricted Payments excluded pursuant to Section 3.07(b) below) would exceed the sum, without duplication, of:

(A)          50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 2001, to the end of the most recent fiscal quarter for which financial statements are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(B)           the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to April 1, 2001 (other than an issuance or sale to (x) a Restricted Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

(C)           the aggregate Fair Market Value of any assets or property received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Restricted Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

(D)          the amount by which Indebtedness of the Company or its Restricted Subsidiaries issued after April 1, 2001 is reduced on the Company’s consolidated balance sheet upon the conversion or exchange of such Indebtedness for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

(E)           with respect to Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries after April 1, 2001, an amount equal to the net reduction in such Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from dividends or other distributions or payments on such Investments, or from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of such Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after April 1, 2001.

(b)                                 The provisions of Section 3.07(a) shall not prohibit:

(i)                                     any dividend or distribution in respect of, or any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Company or Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

(1)                                  such dividend, distribution, purchase, repurchase, redemption, retirement or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments, and

(2)                                  the Net Cash Proceeds or the Fair Market Value of any assets or property received from such sale applied in the manner set forth in this clause (i) will be excluded from the calculation of amounts under paragraphs 3(B) or 3(C), as applicable, of Sections 3.07(a);

(ii)                                  any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

(iii)                               any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 3.09; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

(iv)                              dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this Section 3.07; provided, however, that such dividends (without duplication) will be included in the calculation of the amount of Restricted Payments;

(v)                                 any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value shall not exceed $10,000,000 in any calendar year; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;

(vi)                              the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof; provided, however, that such repurchases shall be excluded from the calculation of the amount of Restricted Payments;

(vii)                           the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Closing Date in accordance with Section 3.06; provided, however, that such payment shall be excluded from the calculation of the amount of Restricted Payments; or

(viii)                        other Restricted Payments in an aggregate amount not to exceed $150,000,000; provided, however, that such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments.

SECTION 3.08                    Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)                                  pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company;

(b)                                 make any loans or advances to the Company; or

(c)                                  transfer any of its property or assets to the Company,

except:

(i)                                     any encumbrance or restriction pursuant to applicable law, rule, regulation or order or an agreement in effect at or entered into on the Closing Date;

(ii)                                  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company or any Restricted Subsidiary (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

(iii)                               any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 3.08 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 3.08 or this clause (iii); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment, taken as a whole, are not materially less favorable to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

(iv)                              in the case of clause (c), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license or similar contract; (2) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages; or (3) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;

(v)                                 any encumbrance or restriction on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business;

(vi)                              with respect to a Restricted Subsidiary, any encumbrance or restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(vii)                           provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(viii)                        any encumbrance or restriction existing under, by reason of or with respect to Indebtedness Incurred by any Subsidiary Guarantor permitted to be Incurred under Section 3.06, provided that the Board of Directors determines (as evidenced by a resolution of the Board of Directors) in good faith at the time such Indebtedness is Incurred that such encumbrance or restriction would not impair the ability of the Company to make payments of interest and principal on the Notes when due; or

(ix)                                existing under, by reason of or with respect to Indebtedness Incurred by Foreign Subsidiaries permitted to be Incurred under Section 3.06.

SECTION 3.09  Limitation on Sales of Assets and Subsidiary Stock

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(i)                                     the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

(ii)                                  at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, assets useful in a Permitted Business or Permitted Securities; provided that the amount of any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition shall be deemed cash for the purposes of this provision (but for no other purpose) so long as such amount, taken together with the Fair Market Value when received of all other Designated Non-Cash Consideration that is at that time outstanding (i.e., that has not been sold for or otherwise converted into cash), does not exceed $25,000,000, and

(iii)                               an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) within 360 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash:

(1)                                  first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Senior Indebtedness of the Company, Senior Indebtedness of a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company);

(2)                                  second, to the extent of the balance of Net Available Cash after application, in accordance with clause (1), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary);

(3)                                  third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1) and (2), to make an Offer (as defined in Section 3.09(b)) to purchase Notes pursuant to and subject to the conditions of Section 3.09(b); provided, however, that if the Company elects (or is required by the terms of any other Senior Subordinated Indebtedness), such Offer may be made ratably (determined based upon the respective principal amounts of the Notes and such other Senior Subordinated Indebtedness being purchased or repaid) to purchase the Notes and to purchase or otherwise repay such other Senior Subordinated Indebtedness of the Company, and

(4)                                  fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1), (2) and (3), for any general corporate purpose not prohibited by the terms of this Indenture;

provided, however that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (1) or (3) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

Notwithstanding the foregoing provisions of this Section 3.09, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 3.09 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 3.09 exceeds $25,000,000.

For the purposes of this Section 3.09, the following are deemed to be cash:

(A)                              the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and

(B)                                securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

(b)                                 In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 3.09(a)(iii)(3), the Company will be required (i) to purchase Notes tendered pursuant to an offer by the Company for the Notes (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures, including prorating in the event of oversubscription, set forth in this Indenture and (ii) to purchase or otherwise repay other Senior Subordinated Indebtedness of the Company on the terms and to the extent contemplated thereby at the purchase price set forth in the relevant documentation (including accrued and unpaid interest to the date of acquisition, the “purchase price”), provided that to the extent the purchase price of any such Senior Subordinated Indebtedness exceeds 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of acquisition, the Company shall not use any Net Available Cash to pay such purchase price, except as permitted by the next sentence. If the aggregate purchase price of Notes (and other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes (and other Senior Subordinated Indebtedness), the Company shall apply the remaining Net Available Cash in accordance with Section 3.09(a)(iii)(4). The Company shall not be required to make an Offer for Notes (and other Senior Subordinated Indebtedness) pursuant to this Section 3.09 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (1) and (2) of Section 3.09(a)(iii)) is less than $25,000,000 for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

(c)                                  (i)                                     Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send or, at the request of the Company have the Trustee send, in the name and on behalf of the Company, by first-class mail to each Holder, a written notice stating that the Holder may elect to have its Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports); provided that in lieu of providing the reports specified in this subclause (1), the Company may, at its option, notify the holders that such reports are available to them in electronic format through the SEC’s EDGAR system, (2) a description of material developments in the Company’s business subsequent to the date of the latest of such reports, and (3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the address referred to in clause (iii).

(ii)                                  Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (1) the amount of the Offer (the “Offer Amount”), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 3.09(a) and (b). On the Business Day immediately preceding the Purchase Date, the Company shall irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the

Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Company to the Trustee is greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Company promptly after the expiration of the Offer Period for application in accordance with this Section 3.09.

(iii)                               Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by holders thereof plus the purchase price of other Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors being purchased or otherwise repaid exceeds the amount of Net Available Cash, the Company shall select the Notes and other Senior Subordinated Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes and other Senior Subordinated Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(iv)                              At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(v)                                 The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 3.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09 by virtue thereof.

SECTION 3.10                    Limitation on Transactions with Affiliates

(a)                              The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless such Affiliate Transaction is on terms (i) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate, (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $15,000,000, (1)  are set forth in writing and (2)  have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction, and (iii) that, in the event such Affiliate Transaction involves an amount in excess of $25,000,000, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial point of view, to the Company and its Restricted Subsidiaries.

(b)                                 The provisions of Section 3.10(a) shall not prohibit (i) any Permitted Investment or any Restricted Payment permitted to be paid pursuant to Section 3.07, (ii) any employment arrangements, employee benefit plans or arrangements (including pension plans, health and life insurance plans, retiree medical plans, deferred compensation plans, indemnification agreements, stock options and restricted stock and stock ownership plans) or related trust agreements or similar arrangements, in each case, approved by the Board of Directors and any grant or issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of any of the foregoing, (iii) loans or advances to employees in the ordinary course of business of the Company, but in any event not to exceed $5,000,000 in the aggregate outstanding at any one time, (iv) the payment of reasonable fees to directors of the Company or its Subsidiaries, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, or (vi) the provision by Persons who may be deemed Affiliates of the Company of investment advisory services to the Company or its Restricted Subsidiaries with respect to the Company’s or its Restricted Subsidiaries’ employee benefit plans.

SECTION 3.11                    Change of Control

(a)                              Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 3.11 in the event that it has exercised its right to redeem all the Notes, in accordance with the terms of Section 5 of the form of reverse of Note described in Section 2.02(b) of the First Supplemental Indenture. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 3.11, then prior to the mailing of the notice to Holders provided for in Section 3.11(b) below but in any event within 45 days following any Change of Control, the Company shall (A) repay in full all Bank Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (B) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in Section 3.11(b).

(b)                                 Within 45 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(i)                                     that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(ii)                                  the circumstances and relevant facts and financial information regarding such Change of Control;

(iii)                               the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(iv)                              the instructions determined by the Company, consistent with this Section 3.11, that a Holder must follow in order to have its Notes purchased.

(c)                                  Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d)                                 On the purchase date, all Notes purchased by the Company under this Section 3.11 shall be delivered to the Trustee for cancellation, and the

Company shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e)                                  Notwithstanding the foregoing provisions of this Section 3.11, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.11(b) applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(f)                                    At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 3.11. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(g)                                 Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

(h)                                 The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 3.12                    Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.13                    Future Subsidiary Guarantors. The Company will cause each Restricted Subsidiary which guarantees any Indebtedness of the Company or any Domestic Subsidiary of the Company to become a Subsidiary Guarantor, and, if applicable, to execute and deliver to the Trustee a supplemental indenture substantially in the form of Appendix A to the First Supplemental Indenture pursuant to which such Subsidiary will Guarantee payment of the Notes. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 3.14                    Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

SECTION 3.15                    Limitation on Senior Subordinated Debt. The Company will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to the Notes. No Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect of such other Indebtedness of the Company or any Subsidiary Guarantor or by virtue of the fact that the holders of any Secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 3.16                    Limitation on Liens. The Company will not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. In addition, no Subsidiary Guarantor will Incur any Secured Indebtedness that is not Senior Indebtedness of such Subsidiary Guarantor unless contemporaneously therewith effective provision is made to secure the Subsidiary Guarantee of such Subsidiary Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

SECTION 3.17                    Covenant Suspension

(a)                                  If on any date following the date hereof (i) the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act selected by the Company as a replacement agency) and (ii) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of subsection (c) below, and notwithstanding anything in this Article 3 to the contrary, the following covenants hereunder will be suspended:

(i)                                     Section 3.06;

(ii)                                  Section 3.07;

(iii)                               Section 3.08;

(iv)                              Section 3.09;

(v)                                 Section 3.10; and

(vi)                              Section 9.01(c).

(b)                                 During any period that the foregoing covenants have been suspended, the Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of “Unrestricted Subsidiary.”

(c)                                  Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated Section 3.07 will be made as if Section 3.07 had been in effect since the date of the Indenture, except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Also, any encumbrance or restriction of the type referred to in Section 3.08 incurred during the suspension period shall not result in a Default when such covenant is re-instituted.”

Section 3.04.                             Amendment and Restatement of Section 5.01 of the Base Indenture. Section 5.01 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 3.01 hereof and, with respect to the Notes only, to read as follows:

“SECTION 5.01.  Event of Default Defined; Acceleration of Maturity; Waiver of Default.  “Event of Default” means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                  a default in any payment of interest on any Note when due and payable whether or not prohibited by Article 13 of the Indenture or Article 5 of the First Supplemental Indenture continued for 30 days,

(b)                                 a default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article 13 of the Indenture or Article 5 of the First Supplemental Indenture,

(c)                                  the failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article 9,

(d)                                 the failure by the Company or any Restricted Subsidiary to comply for 45 days after notice with any of its obligations under Article 3 and Section 4.03 (in each case other than a failure to purchase Notes),

(e)                                  the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture,

(f)                                    the failure by the Company or any Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $35,000,000 or its foreign currency equivalent and such failure continues for 10 days after receipt of the notice specified below,

(g)                                 the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case;

(ii)                                  consents to the entry of an order for relief against it in an involuntary case;

(iii)                               consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)                              makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(h)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii)                                  appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(iii)                               orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(i)                                     the rendering of any judgment or decree for the payment of money in excess of $35,000,000  or its foreign currency equivalent (in excess of the amount for which liability for payment is covered by enforceable insurance policies issued by solvent third party insurers) against the Company or a Restricted Subsidiary if:

(i)                                     an enforcement proceeding thereon is commenced by any creditor or

(ii)                                  such judgment or decree remains outstanding for a period of 90 days following such judgment and is not paid, discharged, waived or stayed; or

(j)                                     any Subsidiary Guarantee of a Subsidiary Guarantor holding more than 5% of the Company’s Consolidated assets or generating more than 5% of the Company’s Consolidated sales or net income as of and for the twelve months ended on the end of the most recent fiscal quarter for which financial statements are publicly available ceases to be in full force and effect (except as contemplated by the terms thereof) or any such Subsidiary Guarantor or Person acting by or on behalf of any such Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under the indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in the indenture.

The term “Bankruptcy Law” means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (d), (e) or (f) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the Notes then Outstanding notify the Company and the Trustee of the Default and the Company or the Subsidiary Guarantor, as applicable, does not cure such Default within the time specified in clause (d), (e) or (f) hereof after receipt of such notice.

If an Event of Default (other than an Event of Default under clause (g) or (h) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding by notice to the Company may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. However, if any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receives notice of such acceleration and, thereafter, may pay the Notes only if Article 13 otherwise permits payment at that time.

If an Event of Default relating to clause (g) or (h) with respect to the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.”

Section 3.05.                             Amendment and Restatement of Article 8 of the Base Indenture. Article 8 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 3.01 hereof and, with respect to the Notes only, to read as follows:

ARTICLE 8
AMENDMENT

SECTION 8.01.                 Amendments Without Consent of Holders.  The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder to:

(a)                            convey, transfer, assign, mortgage or pledge any property or assets to the trustee as security for the Notes;

(b)                             evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or any Subsidiary Guarantor under the Indenture pursuant to Article 9;

(c)                            add to the covenants of the Company and the Subsidiary Guarantors such further covenants, restrictions, conditions or provisions for the protection of the Holders of Notes;

(d)                             cure any ambiguity or correct or supplement any provision contained in the Indenture that may be defective or inconsistent with any other provision contained in the Indenture, or make such other provisions in regard to matters or questions arising under the Indenture as the Board of Directors may deem necessary or desirable and that shall not materially and adversely affect the interests of the Holders of Notes;

(e)                            evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Notes and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than the one trustee pursuant to the requirements of the Indenture;

(f)                              provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(g)                           make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior

Indebtedness of the Company or a Subsidiary Guarantor (or any Representative thereof) under such subordination provisions;

(h)                             add additional Guarantees with respect to the Notes and release any Subsidiary Guarantor in accordance with the Section 4.06 of the First Supplemental Indenture;

(i)                                     to provide for the issuance of Additional Notes;

(j)                             conform the text of the Indenture or the Notes to any provision of the Description of Notes; or

(k)   comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA.

An amendment under this Section 8.01 may not make any change that adversely affects the rights under Article 13 of the Indenture or Article 5 of the First Supplemental Indenture of any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

After an amendment under this Section 8.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.01

SECTION 8.02.                 Amendment with Consent of Holders.  The Indenture and the Notes may be amended with the written consent of the Holders of a majority in principal amount of the Notes then Outstanding and any past default or compliance with any provisions of the Indenture may be waived with the consent of the Holders of a majority in principal amount of the Notes then Outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected, an amendment may not:

(a)                                  reduce the amount of Notes whose Holders must consent to an amendment,

(b)                 reduce the rate of or extend the time for payment of interest on any Note,

(c)                  reduce the principal of or extend the Stated Maturity of any Note,

(d)                 reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under Section 5 of the form of reverse of Note described in Section 2.02(b) of the First Supplemental Indenture,

(e)                  make any Note payable in money other than that stated in the Note,

(f)                    make any change to Article 13 of the Indenture or Article 5 of the First Supplemental Indenture that adversely affects the rights of any Holder,

(g)                 impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(h)                 make any change in this Article 8 which requires each Holder’s consent or in the waiver provisions or

(i)                     modify any Subsidiary Guarantee in any manner materially adverse to the Holders.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

An amendment under this Section 8.02 may not make any change that adversely affects the rights under Article 13 of the Indenture or Article 5 of the First Supplemental Indenture of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

After an amendment under this Section 8.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.02.

SECTION 8.03.                 Compliance With Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04.                 Revocation and Effect of Consents and Waivers.

(a)  A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

(b)                                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 8.04(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 8.05.                 Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 8.06.                 Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If, in the reasonable judgment of the Trustee, it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the valid and binding obligation of the Company and the Subsidiary Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

SECTION 8.07.                 Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.”

Section 3.06.                             Amendment and Restatement of Article 9 of the Base Indenture. Article 9 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 3.01 hereof and, with respect to the Notes only, to read as follows:

ARTICLE 9
MERGER AND CONSOLIDATION

“SECTION 9.01.       Company May Consolidate, etc. on Certain Terms.  The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(a)                                  the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; provided that in the case where the Surviving Company is not a corporation, a co-obligor on the Notes is a corporation;

(b)                                 immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(c)                                  immediately after giving effect to such transaction, the Successor Company would have a Consolidated Coverage Ratio equal to or greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction or would be able to Incur an additional $1.00 of Indebtedness under Section 3.06(a).

(d)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company (except in the case of a lease of all or substantially all its assets) will be released from the obligation to pay the principal of and interest on the Notes.

SECTION 9.02.             Subsidiary Guarantors May Consolidate, etc. on Certain Terms. The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

(a)                                  immediately after giving effect to such transaction (and, in the case of clause (b)(i) below, treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted

Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(b)                                 either:

(i)                                     the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation limited partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; or

(ii)                                  such consolidation, merger, conveyance or transfer complies with Section 3.09; and

(c)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

In the case of clause (b)(i) above, the Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under the Indenture, and the predecessor Subsidiary Guarantor (except in the case of a lease of all or substantially all its assets) will be released from the obligation to pay the principal of and interest on the Notes.

SECTION 9.03.             Certain Exceptions. Notwithstanding Sections 9.01 and 9.02:

(a)                                  any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor; and

(b)                                 the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.”

Section 3.07.                             Amendment of Article 10 of the Base Indenture.

(a)                                                                                  Section 10.01 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 3.01 hereof and, with respect to the Notes only, to read as follows:

SECTION 10.01.           Satisfaction and Discharge of Indenture; Defeasance.

(a)  When (i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 11 hereof or will become due and payable within one year, and the Company irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which opinion shall only be required to be delivered if U.S. Government Obligations have been so deposited), to pay the principal of and interest, on the outstanding Notes when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Notes replaced or paid pursuant to Section 2.08), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 10.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b)                                 Subject to Sections 10.01(c) and 10.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 3.06, 3.07, 3.08, 3.09, 3.10, 3.11, 3.13, 3.14, 3.15, 3.16 and 4.03, the operation of Section 5.01(d), 5.01(f), 5.01(g) (with respect to Significant Subsidiaries of the Company only), 5.01(h) (with respect to Significant Subsidiaries of the Company only), 5.01(i) (with respect to Restricted Subsidiaries of the Company only), 5.01(j), and 9.01(c) and (d) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Notes and this Indenture by exercising its legal defeasance option, the obligations under the Subsidiary Guarantees shall each be terminated simultaneously with the termination of such obligations.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 5.01(d), 5.01(f), 5.01(g) (with respect to Significant Subsidiaries of the Company only), 5.01(h) (with respect to Significant Subsidiaries of the Company only), 5.01(i) (with respect to Restricted Subsidiaries of the Company only), 5.01(j) or because of the failure of the Company to comply with Section 9.01(c) and (d).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)                                  Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 3.02 and 6.07 and in this Article 10 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 6.07 and 10.05 and the Trustee’s obligations under Section 10.04 shall survive.”

(b)                                                                                 Section 10.02 of the Base Indenture is hereby amended, subject to Section 3.01 hereof and, with respect to the Notes only, to add the following after clause (iii) thereof:

(iv)                              the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 13 of the Indenture or Article 5 of the First Supplemental Indenture;

(v)                                 the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; and

(vi)                              the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 10 have been complied with.”

Section 3.08.                             Amendment and Restatement of Article 13 of the Base Indenture. Article 13 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 3.01 hereof and, with respect to the Notes only, to read as follows:

ARTICLE 13
SUBORDINATION

SECTION 13.01.           Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article 13 shall be subject to Section 13.12.

SECTION 13.02.           Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(a)                                  holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders will be entitled to receive any payment of principal of or interest on the Notes; and

(b)                                 until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which Holders would be entitled but for this Article 13 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Notes.

SECTION 13.03.           Default on Senior Indebtedness. The Company may not pay the principal of, premium (if any) or interest on the Notes or make any deposit pursuant to Section 10.01 and may not otherwise purchase, repurchase, redeem or otherwise acquire or retire for value any Notes (collectively, “pay the Notes”) if (a) any Designated Senior Indebtedness of the Company is not paid when due or (b) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (b) by repayment in full of such Designated Senior Indebtedness or (c) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section and the next sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360 day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However,, that if any Blockage Notice within such 360 day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or

Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 13.04.           Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee (provided, that the Trustee shall have received written notice from the Company, on which notice the Trustee is entitled to conclusively rely) will promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration. If any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if this Article 13 otherwise permits payment at that time.

SECTION 13.05.           When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article 13 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

SECTION 13.06.           Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 13 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

SECTION 13.07.           Relative Rights. This Article 13 defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

(a)                                  impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

(b)                                 prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders.

SECTION 13.08.           Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 13.09.           Rights of Trustee and Paying Agent. Notwithstanding Section 13.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 13. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 13 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 6 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 13 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07 or any other Section of this Indenture.

SECTION 13.10.           Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

SECTION 13.11.           Article 13 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 13 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 13 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

SECTION 13.12.           Trust Monies Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 10 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 13, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

SECTION 13.13.           Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 13, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 13, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 13, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 6.01 and 6.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 13.

SECTION 13.14.           Trustee to Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article 13 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 13.15.           Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 13 or otherwise.

SECTION 13.16.           Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.”

Section 3.09.                             Amendment of Article 14 of the Base Indenture. Article 14 of the Base Indenture is hereby amended by amending and restating Sections 14.01, 14.04 and 14.06, and by adding the following Sections 14.13, 14.14, and 14.15, each subject to Section 3.01 hereof and, with respect to the Notes only, as follows:

SECTION 14.01. Incorporators, Shareholders, Officers and Directors of Company Exempt from Individual Liability.  No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration.

SECTION 14.04. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or facsimile with receipt confirmed addressed as follows:

if to the Company:

Alliant Techsystems Inc.

5050 Lincoln Drive

Edina, MN 55436

Facsimile:  (952) 351-3027

Attention of:  Keith D. Ross

if to the Trustee:

The Bank of New York Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, IL 60602

Facsimile: (312) 827-8542

Attention: Corporate Trust Department

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or sent within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 14.06. Payments Due on Legal Holidays.  Unless otherwise specified in a Note, if the date of maturity of interest on or principal or premium, if any, of the Notes or the date fixed for redemption, repurchase or repayment of any Note shall be a Legal Holiday, payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 14.13. Communication by Holders With Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

SECTION 14.14. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 14.15. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.”

ARTICLE 4
SUBSIDIARY GUARANTEES

Section 4.01.                             Subsidiary Guarantees. (a)  Each Subsidiary Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 4 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)                                 Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 4.02(b) of the First Supplemental Indenture.

(c)                                  Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

(d)                                 Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)                                  The Subsidiary Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article 5 of the First Supplemental Indenture, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the relevant Subsidiary Guarantor and is made subject to such provisions of this Indenture.

(f)                                    Except as expressly set forth in Section 10.01(b) of the Indenture and Sections 4.02 and 4.06 of the First Supplemental Indenture, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(g)                                 Except as otherwise provided herein, each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(h)                                 In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

(i)                                     Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 5 of the First Supplemental Indenture. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 5 of the Indenture for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 5 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 4.01.

(j)                                     Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 4.01.

(k)                                  Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.02.                             Limitation on Liability. (a)  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)                                 A Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this Article 4 upon (i) the sale by the Company or a Restricted

Subsidiary of the Capital Stock of such Subsidiary Guarantor in compliance with Section 3.09 of the Indenture, if as a result of such sale, such Subsidiary Guarantor ceases to be a Restricted Subsidiary, (ii) the designation of any Subsidiary Guarantor to be an Unrestricted Subsidiary in compliance with the definition of “Unrestricted Subsidiary”, (iii) legal defeasance or covenant defeasance or satisfaction and discharge of the Notes in compliance with the provisions of Article 10 of the Indenture, or (iv) the release of such Subsidiary Guarantor from its guarantee of all Indebtedness of the Company and all Domestic Subsidiaries.

(c)                                  At the request of the Company, the Trustee shall execute and deliver an appropriate instrument, in the form provided by the Company, evidencing the release of any Subsidiary Guarantor pursuant to Section 4.02(b) of the First Supplemental Indenture.

Section 4.03.                             Successors and Assigns. Subject to Article 9, this Article 4 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 4.04.                             No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 4 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 4 at law, in equity, by statute or otherwise.

Section 4.05.                             Modification. No modification, amendment or waiver of any provision of this Article 4, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 4.06.                             Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 3.13, shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Appendix A hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 4 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and as to such other matters as the Trustee may reasonably request.

Section 4.07.                             Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE 5
SUBORDINATION OF THE SUBSIDIARY GUARANTEES

Section 5.01.                             Agreement to Subordinate. Each Subsidiary Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of a Subsidiary Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 5, to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of such Subsidiary Guarantor. The obligations hereunder with respect to a Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and shall rank senior to all existing and future Subordinated Obligations of such Subsidiary Guarantor; and only Indebtedness of such Subsidiary Guarantor that is Senior Indebtedness of such Subsidiary Guarantor shall rank senior to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee in accordance with the provisions set forth herein.

Section 5.02.                             Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

(a)                                  holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Holders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from such Subsidiary Guarantor; and

(b)                                 until the Senior Indebtedness of such Subsidiary Guarantor is paid in full, any payment or distribution to which Holders would be entitled but for this Article 5 shall be made to holders of such Senior Indebtedness as their respective interests may appear, except that Holders may receive any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Subsidiary Guarantees.

Section 5.03.                             Default on Designated Senior Indebtedness of a Subsidiary Guarantor. A Subsidiary Guarantor may not make any payment pursuant to any of the Guaranteed Obligations or purchase, repurchase, redeem or otherwise acquire or retire for value any Securities (collectively, “pay its Guarantee”) if (a) any Designated Senior Indebtedness of such Subsidiary Guarantor is not paid when due or (b) any other default on Designated Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full; provided, however, that such Subsidiary Guarantor may pay its Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the holders of the Designated Senior Indebtedness with respect to which either of the events in clause (a) or (b) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor may not pay its Guarantee for a period (a “Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to such Subsidiary Guarantor and the Company) of written notice (a “Guarantee Blockage Notice”) of such default from the Representative of the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantee Payment Blockage Period is terminated (a) by written notice to the Trustee (with a copy to such Subsidiary Guarantor and the Company) from the Person or Persons who gave such Guarantee Blockage Notice, (b) because such Designated Senior Indebtedness has been repaid in full or (c) because the default giving rise to such Guarantee Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 5.03 and the next sentence of this Section 5.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Subsidiary Guarantor may resume to paying its Subsidiary Guarantee after such Guarantee Payment Blockage Period, including any missed payments. Not more than one Guarantee Blockage Notice may be given with respect to a Subsidiary Guarantor in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Subsidiary Guarantor during such period; provided, however, that if any Guarantee Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of such Subsidiary Guarantor other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Guarantee Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Guarantee Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 5.03, no default or event of default that existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Guarantee Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guarantee Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 5.04.                             Demand for Payment. If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on a Subsidiary Guarantor pursuant to Article 4, the Trustee (provided that the Trustee shall have received written notice from the Company or such Subsidiary Guarantor, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor (or the Representative of such holders) of such demand. If any Designated Senior Indebtedness of such Subsidiary Guarantor is outstanding, such Subsidiary

Guarantor may not pay its Guarantee until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor receive notice of such demand and, thereafter, may pay its Guarantee only if this Article 5 otherwise permits payment at that time.

Section 5.05.                             When Distribution Must Be Paid Over. If a payment or distribution is made to Holders that because of this Article 5 should not have been made to them, the Holders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the relevant Subsidiary Guarantor and pay it over to them as their respective interests may appear.

Section 5.06.                             Subrogation. After all Senior Indebtedness of a Subsidiary Guarantor is paid in full and until the Notes are paid in full in cash, Holders shall be subrogated to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions applicable to Senior Indebtedness of such Subsidiary Guarantor. A distribution made under this Article 5 to holders of Senior Indebtedness of such Subsidiary Guarantor which otherwise would have been made to Holders is not, as between such Subsidiary Guarantor and Holders, a payment by such Subsidiary Guarantor on Senior Indebtedness of such Subsidiary Guarantor.

Section 5.07.                             Relative Rights. This Article 5 defines the relative rights of Holders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

(a)                                  impair, as between a Subsidiary Guarantor and Holders, the obligation of a Subsidiary Guarantor which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Article 4 of the First Supplemental Indenture; or

(b)                                 prevent the Trustee or any Holder from exercising its available remedies upon a Default by a Subsidiary Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Holders.

Section 5.08.                             Subordination May Not Be Impaired by a Subsidiary Guarantor. No right of any holder of Senior Indebtedness of a Subsidiary Guarantor to enforce the subordination of the obligations of such Subsidiary Guarantor hereunder shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

Section 5.09.                             Rights of Trustee and Paying Agent. Notwithstanding Section 5.03 of the First Supplemental Indenture, the Trustee or the Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 5. A Subsidiary Guarantor, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Subsidiary Guarantor may give the notice; provided, however, that if an issue of Senior Indebtedness of a Subsidiary Guarantor has a Representative, only the Representative may give the notice.

The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Subsidiary Guarantor with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 5 with respect to any Senior Indebtedness of a Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Subsidiary Guarantor; and nothing in Article 6 of the Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 5 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07 of this Indenture or any other Section of this Indenture.

Section 5.10.                             Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

Section 5.11.                             Article 5 Not to Prevent Events of Default or Limit Right to Accelerate. The failure of a Subsidiary Guarantor to make a payment on any of its obligations by reason of any provision in this Article 5 shall not be construed as preventing the occurrence of a default by such Subsidiary Guarantor under such obligations. Nothing in this Article 5 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Subsidiary Guarantor pursuant to Article 5 of the First Supplemental Indenture.

Section 5.12.                             Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 5, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 5.02 of the First Supplemental Indenture are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Indebtedness of a Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Subsidiary Guarantor and other Indebtedness of a Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 5, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 6.01 and 6.02 of this Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 5.

Section 5.13.                             Trustee to Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of each of the Subsidiary Guarantors as provided in this Article 5 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 5.14.                             Trustee Not Fiduciary for Holders of Senior Indebtedness of a Subsidiary Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the relevant Subsidiary Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled by virtue of this Article 5 or otherwise.

Section 5.15.                             Reliance by Holders of Senior Indebtedness of a Subsidiary Guarantor on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Section 5.16.                             Defeasance. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 10 of the Indenture by the Trustee for the payment of principal of, and interest on, the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of any Subsidiary Guarantor or subject to the restrictions set forth in this Article 5, and none of the Holders shall be obligated to pay over any such amount to a Subsidiary Guarantor or any holder of Senior Indebtedness of Subsidiary Guarantor or any other creditor of a Subsidiary Guarantor.

ARTICLE 6
MISCELLANEOUS PROVISIONS

Section 6.01.                             Governing Law. THE FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.02.                             Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in the First Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.03.                             Counterparts. The First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 6.04.                             Conflict of any Provision of Indenture with Trust Indenture Act. If any provision of the First Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the TIA, as in force at the date the First Supplemental Indenture is executed, the provision required by the TIA shall control.

Section 6.05.                             Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon the Indenture, the First Supplemental Indenture, the Notes or any Subsidiary Guarantee or the transactions contemplated by any of the foregoing may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan of the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 14.04 shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

[the remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first above written.

ALLIANT TECHSYSTEMS INC.

By:	/s/ Keith D. Ross
Name: Keith D. Ross
Title: Senior Vice President, General Counsel and Secretary

ATK COMMERCIAL AMMUNITION COMPANY INC.
ATK COMMERCIAL AMMUNITION HOLDINGS COMPANY INC.
ATK MISSILE SYSTEMS COMPANY LLC
ATK ORDNANCE AND GROUND SYSTEMS LLC
ATK SPACE SYSTEMS INC.
ATK TACTICAL SYSTEMS COMPANY LLC
ATK THIOKOL INC.
ALLIANT AMMUNITION SYSTEMS COMPANY LLC
ALLIANT AMMUNITION AND POWDER COMPANY LLC
ALLIANT LAKE CITY SMALL CALIBER AMMUNITION COMPANY LLC
ALLIANT SOUTHERN COMPOSITES COMPANY LLC
AMMUNITION ACCESSORIES INC.
COMPOSITE OPTICS, INCORPORATED
FEDERAL CARTRIDGE COMPANY
GASL, INC.
MICRO CRAFT INC.
MISSION RESEARCH CORPORATION
NEW RIVER ENERGETICS, INC.

By:	/s/ Keith D. Ross
Name: Keith D. Ross
Title: Vice President and Secretary

Signature Page to First Supplemental Indenture

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ D.G. Donovan
Name: D.G. Donovan
Title: Vice President

Signature Page to First Supplemental Indenture

Schedule I

Subsidiary Guarantors

ATK COMMERCIAL AMMUNITION COMPANY INC.

ATK COMMERCIAL AMMUNITION HOLDINGS COMPANY INC.

ATK MISSILE SYSTEMS COMPANY LLC

ATK ORDNANCE AND GROUND SYSTEMS LLC

ATK SPACE SYSTEMS INC.

ATK TACTICAL SYSTEMS COMPANY LLC

ATK THIOKOL INC.

ALLIANT AMMUNITION SYSTEMS COMPANY LLC

ALLIANT AMMUNITION AND POWDER COMPANY LLC

ALLIANT LAKE CITY SMALL CALIBER AMMUNITION COMPANY LLC

ALLIANT SOUTHERN COMPOSITES COMPANY LLC

AMMUNITION ACCESSORIES INC.

COMPOSITE OPTICS, INCORPORATED

FEDERAL CARTRIDGE COMPANY

GASL, INC.

MICRO CRAFT INC.

MISSION RESEARCH CORPORATION

NEW RIVER ENERGETICS, INC.

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Appendix A

FORM OF SUPPLEMENTAL INDENTURE

[SECOND] SUPPLEMENTAL INDENTURE (this “[Second] Supplemental Indenture”) dated as of                 , among [GUARANTOR] (the “New Guarantor”), a subsidiary of ALLIANT TECHSYSTEMS INC. (or its successor), a [Delaware] corporation (the “Company”), [EXISTING GUARANTORS] and THE BANK OF NEW YORK TRUST COMPANY, N.A., a United States banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture dated as of March 15, 2006 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture thereto by and among the Company, the Trustee and [OLD GUARANTORS] (the “Existing Guarantors”) dated as of March 15, 2006 (together with the Base Indenture, the “First Supplemental Indenture”), providing for the issuance of an aggregate principal amount of up to $400,000,000 of 6¾% Senior Subordinated Notes due 2016 (the “Notes”);

WHEREAS Section 3.13 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 8.01(h) of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this [Second] Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.                                       AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Articles 4 and 5 of the First Supplemental Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

2.                                       RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This [Second] Supplemental Indenture shall form a part of the Indenture for all

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purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.                                       GOVERNING LAW. THIS [SECOND] SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.                                       TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this [Second] Supplemental Indenture.

5.                                       COUNTERPARTS. The parties may sign any number of copies of this [Second] Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.                                       EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this [Second] Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR],

by
Name:
Title:

ALLIANT TECHSYSTEMS INC.,

by
Name:
Title:

[EXISTING GUARANTORS],

by
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee,

by
Name:
Title:

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